Exhibit (10)(b)

                       Consent of Brian A. Giantonio, Esq.


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To Whom It May Concern:

    I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 333-78761) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

Very truly yours,



/s/ Brian A. Giantonio
Brian A. Giantonio, Counsel
PHL Variable Insurance Company

Dated: August 9, 2002